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                        CONSENT OF INDEPENDENT AUDITORS





     We consent to the incorporation by reference in the Post-Effective Amendment to the Registration Statement of Spirit of America Investment Fund, Inc. on Form N-1A of our report dated November 20, 1998, on the financial statements and financial highlights of Spirit of America Investment Fund, Inc. which report is included in the Annual Report to Shareholders for the years ended September 30, 1998, which is incorporated by reference in the Registration Statement.





                                    TAIT, WELLER & BAKER




Philadelphia, Pennsylvania
December 30, 1998